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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): November 1, 2000



                             MANUGISTICS GROUP, INC.
               (Exact name of issuer as specified in its charter)



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
Delaware                                  0-22154                  52-1469385
(STATE OR OTHER JURISDICTION OF           (COMMISSION              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)            FILE NUMBER)             IDENTIFICATION NUMBER)
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                           2115 East Jefferson Street
                            Rockville, Maryland 20852
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (301) 984-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS.

       Share Transfer Restriction Agreements with Principals of Talus Solutions, Inc.

       As previously reported in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 16, 2000, approximately 3,500,000 of the shares to be issued in connection with the acquisition of Talus Solutions, Inc. will become, following closing of the acquisition, available for sale in stages with respect to various amounts of shares in accordance with the terms of certain share transfer restriction agreements signed by certain of the principals of Talus Solutions, Inc. The Company has agreed that the first release will be made effective on January 18, 2001. Ten percent of the 3,500,000 shares will be released on that date if the average closing price per share as determined below is less than $70, and twenty-five percent of the 3,500,000 shares will be released on that date if the average closing price per share as determined below is equal to or greater than $70 per share. The number of shares to be released will be determined based on the average closing price for Manugistics' common stock for the 15 day trading period ending two days prior to January 14, 2001.

       New Executive Officers.

       Gregory C. Cudahy, 37, joined Manugistics as Executive Vice President, Pricing and Revenue Management in October 2000. From September 1999 through October 2000, Mr. Cudahy served as Partner-in-Charge of Andersen Consulting's North America Supply Chain Line of Business. He previously served as Associate Partner in the same department from September 1996 through August 1999 and as Senior Manager from June 1995 through August 1996.

       Andrew J. Hogensen, 36, has served as our Senior Vice President, Engineering since October 2000. From October 1999 through October 2000 he served as our Vice President, Transportation, Products and Solutions. From 1997 through October 1999, he served as a Senior Manager of Andersen Consulting's Strategy Practice Group. Mr. Hogensen joined Andersen Consulting in July 1995 as a Manager in the Strategy Practice Group.

       Resignation of Director; Increase in Number of Directors.

       Jack A. Arnow resigned from our board of directors effective as of October 26, 2000. Mr. Arnow had served as a Class I director, whose term was scheduled to expire in 2002. The Company's board of directors intends to fill the vacancy created by Mr. Arnow's resignation with one of two new directors the company has agreed to appoint to the Company's board of directors under the terms of the merger agreement with Talus Solutions, Inc. In addition, the Company has expanded the board of directors from nine to ten members to accommodate appointment of the second director which it has agreed to appoint under the terms of the merger agreement with Talus Solutions, Inc.


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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 1st day of November, 2000.


                                         MANUGISTICS GROUP, INC.


                                         By: /s/ Raghavan Rajaji
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                                             Raghavan Rajaji
                                             Executive Vice President and
                                             Chief Financial Officer


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